CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$10,806,000	$1,391.81

PRICING SUPPLEMENT NO. 2843 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-177923 Dated August 27, 2014

JPMorgan Chase & Co. Trigger Autocallable Optimization Securities

$10,806,000 Linked to a basket consisting of the EURO STOXX 50® Index, the S&P 500® Index, the Russell 2000® Index and the MSCI Emerging Markets Index due August 31, 2016

Investment Description
Trigger Autocallable Optimization Securities, which we refer to as the "Securities," are unsecured and unsubordinated debt securities issued by JPMorgan Chase & Co. ("JPMorgan Chase") linked to the performance of a weighted basket (the "Basket") of four indices, consisting of the EURO STOXX 50® Index, the S&P 500® Index, the Russell 2000® Index and the MSCI Emerging Markets Index (each, an "Index"). The Securities are designed for investors who believe that the level of the Basket will remain flat or increase during the term of the Securities. If the Basket closes at or above the Initial Basket Level on any Observation Date, JPMorgan Chase will automatically call the Securities and pay you a Call Price equal to the principal amount per Security plus a Call Return. The Call Return increases the longer the Securities are outstanding. If by maturity the Securities have not been called, JPMorgan Chase will either repay the full principal amount or, if the Basket closes below the Trigger Level on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the Basket from the Trade Date to the Final Valuation Date. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase. If JPMorgan Chase were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features	Key Dates

❑Call Return: JPMorgan Chase will automatically call the Securities for a Call Price equal to the principal amount plus a Call Return if the Basket Closing Level on any Observation Date is equal to or greater than the Initial Basket Level. The Call Return increases the longer the Securities are outstanding. If the Securities are not called, investors will have the potential for downside equity market risk at maturity.

❑Contingent Repayment of Principal Amount at Maturity: If by maturity the Securities have not been called and the level of the Basket does not close below the Trigger Level on the Final Valuation Date, JPMorgan Chase will pay you the principal amount per Security at maturity. If the level of the Basket closes below the Trigger Level on the Final Valuation Date, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the Basket from the Trade Date to the Final Valuation Date. The contingent repayment of principal applies only if you hold the Securities until maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of JPMorgan Chase.

	Trade Date	August 27, 2014
	Original Issue Date (Settlement Date)	August 29, 2014
	Observation Dates[1]	Quarterly (see page 4)
	Final Valuation Date[1]	August 25, 2016
	Maturity Date[1]	August 31, 2016
	[1]	Subject to postponement in the event of a market disruption event and as described under "Description of Securities — Postponement of an Observation Date" and "Description of Securities — Payment at Maturity" in the accompanying product supplement no. UBS-11-I

THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. JPMORGAN CHASE IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF JPMORGAN CHASE. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER "KEY RISKS" BEGINNING ON PAGE 5 AND UNDER "RISK FACTORS" BEGINNING ON PAGE PS-6 OF THE ACCOMPANYING PRODUCT SUPPLEMENT NO. UBS-11-I AND UNDER "RISK FACTORS" BEGINNING ON PAGE US-1 OF THE ACCOMPANYING UNDERLYING SUPPLEMENT NO. 1-I BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

Security Offering
We are offering Trigger Autocallable Optimization Securities linked to a basket of four indices. The Securities are offered at a minimum investment of $1,000 in denominations of $10 and integral multiples thereof.
Indices	Ticker Symbol	Component Weight	Initial Index Level	Initial Basket Level	Trigger Level	Call Return Rate	CUSIP	ISIN
EURO STOXX 50® Index	SX5E	40.00%	3,194.45	100	80, equal to 80.00% of the Initial Basket Level	6.00% per annum	48127H786	US48127H7860
S&P 500® Index	SPX	20.00%	2,000.12
Russell 2000® Index	RTY	20.00%	1,172.714
MSCI Emerging Markets Index	MXEF	20.00%	1,093.74

See "Additional Information about JPMorgan Chase & Co. and the Securities" in this pricing supplement. The Securities will have the terms specified in the prospectus dated November 14, 2011, the prospectus supplement dated November 14, 2011, product supplement no. UBS-11-I dated November 26, 2013, underlying supplement no. 1-I dated November 14, 2011 and this pricing supplement. The terms of the Securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in product supplement no. UBS-11-I, will supersede the terms set forth in product supplement no. UBS-11-I.

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus, prospectus supplement, product supplement no. UBS-11-I and underlying supplement no. 1-I. Any representation to the contrary is a criminal offense.

	Price to Public(1)		Fees and Commissions(2)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to a basket of indices	$10,806,000	$10	$162,090	$0.15	$10,643,910	$9.85
(1)	See "Supplemental Use of Proceeds" in this pricing supplement for information about the components of the price to public of the Securities.
(2)	UBS Financial Services Inc., which we refer to as UBS, will receive selling commissions from us of $0.15 per $10 principal amount Security. See "Underwriting (Conflicts of Interest)" beginning on page PS-28 of the accompanying product supplement no. UBS-11-I.

The estimated value of the Securities as determined by J.P. Morgan Securities LLC, which we refer to as JPMS, when the terms of the Securities were set, was $9.747 per $10 principal amount Security. See "JPMS's Estimated Value of the Securities" in this pricing supplement for additional information.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information about JPMorgan Chase & Co. and the Securities

You should read this pricing supplement together with the prospectus dated November 14, 2011, as supplemented by the prospectus supplement dated November 14, 2011, relating to our Series E medium-term notes of which these Securities are a part, and the more detailed information contained in product supplement no. UBS-11-I dated November 26, 2013 and underlying supplement no. 1-I dated November 14, 2011. This pricing supplement, together with the documents listed below, contains the terms of the Securities, supplements the free writing prospectus related hereto and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the accompanying product supplement no. UBS-11-I and "Risk Factors" in the accompanying underlying supplement no. 1-I, as the Securities involve risks not associated with conventional debt securities.

You may access these on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

♦	Product supplement no. UBS-11-I dated November 26, 2013: http://www.sec.gov/Archives/edgar/data/19617/000089109213009617/e56367_424b2.pdf
♦	Underlying supplement no. 1-I dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007615/e46154_424b2.pdf
♦	Prospectus supplement dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007578/e46180_424b2.pdf
♦	Prospectus dated November 14, 2011: http://www.sec.gov/Archives/edgar/data/19617/000089109211007568/e46179_424b2.pdf

As used in this pricing supplement, the "issuer," "JPMorgan Chase," "we," "us" and "our" refer to JPMorgan Chase & Co.

Additional Terms Specific to the Securities

Notwithstanding anything to the contrary in the accompanying product supplement no. UBS-11-I, the "Index Closing Level" of the Russell 2000® Index or any relevant successor index (as defined in the accompanying product supplement no. UBS-11-I) on any relevant day will equal the closing level of the Russell 2000® Index or that successor index, as applicable, as published by Bloomberg Professional® service with respect to that day.  Currently, Bloomberg Professional® service publishes the closing level of the Russell 2000® Index to three decimal places (without rounding), whereas Russell Investment Group ("Russell"), the index sponsor of the Russell 2000® Index, publishes the official closing level of the Russell 2000® Index to six decimal places.  As a result, the closing level of the Russell 2000® Index published by Bloomberg Professional® service will likely be slightly different from the official closing level of the Russell 2000® Index published by Russell.

Investor Suitability

The Securities may be suitable for you if, among other considerations:

♦You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the Basket.

♦You believe the level of the Basket will close at or above the Initial Basket Level on one of the specified Observation Dates.

♦You understand and accept that you will not participate in any appreciation in the level of the Basket or any Index and that your potential return is limited to the applicable Call Return.

♦You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside value fluctuations of the Basket.

♦You are willing to invest in the Securities based on the Call Return rate indicated on the cover hereof.

♦You do not seek current income from this investment and are willing to forgo dividends paid on the stocks included in the Indices.

♦You are willing to invest in securities that may be called early or you are otherwise willing to hold such securities to maturity.

♦You accept that there may be little or no secondary market for the Securities and that any secondary market will depend in large part on the price, if any, at which JPMS, is willing to trade the Securities.

♦You are willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, and understand that if JPMorgan Chase defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Securities may not be suitable for you if, among other considerations:

♦You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as an investment in the Basket.

♦You require an investment designed to provide a full return of principal at maturity.

♦You believe that the level of the Basket will decline during the term of the Securities and is likely to close below the Trigger Level on the Final Valuation Date.

♦You seek an investment that participates in the full appreciation in the level of the Basket or any Index or that has unlimited return potential.

♦You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside value fluctuations of the Basket.

♦You are not willing to invest in the Securities based on the Call Return rate indicated on the cover hereof.

♦You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦You seek current income from this investment or prefer to receive the dividends paid on the stocks included in the Indices.

♦You are unable or unwilling to hold securities that may be called early, or you are otherwise unable or unwilling to hold such securities to maturity, or you seek an investment for which there will be an active secondary market.

♦You are not willing to assume the credit risk of JPMorgan Chase for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 5 of this pricing supplement, "Risk Factors" in the accompanying product supplement no. UBS-11-I and "Risk Factors" in the accompanying underlying supplement no. 1-I for risks related to an investment in the Securities.

Final Terms
Issuer	JPMorgan Chase & Co.
Issue Price	$10.00 per Security
Basket	The Securities are linked to the performance of a basket ("the Basket") of four indices. The indices included in the Basket (each an "Index"), along with their respective weightings, are set forth below. Because the EURO STOXX 50® Index makes up 40% of the Basket, while each of the other Indices makes up 20%, we expect that generally the market value of your Securities, the likelihood of an automatic call and your payment at maturity will depend to a greater extent on the performance of the EURO STOXX 50® Index than the performance of the other Indices.
	Indices	Component Weight
	EURO STOXX 50® Index	40%
	S&P 500® Index	20%
	Russell 2000® Index	20%
	MSCI Emerging Markets Index	20%
Principal Amount	$10 per Security (subject to a minimum purchase of 100 Securities or $1,000)
Term	Approximately 2 years, unless called earlier
Call Feature	The Securities will be called if the Basket Closing Level on any Observation Date is equal to or greater than the Initial Basket Level. If the Securities are called, JPMorgan Chase will pay you on the applicable Call Settlement Date a cash payment per Security equal to the Call Price for the applicable Observation Date.
Observation Dates[1]	November 25, 2014 February 25, 2015 May 27, 2015 August 27, 2015 November 25, 2015 February 25, 2016 May 26, 2016 August 25, 2016 (Final Valuation Date)
Call Settlement Dates[1]	2nd business day following the applicable Observation Date, except that the Call Settlement Date for the Final Valuation Date is the Maturity Date.
Call Return	The Call Return increases the longer the Securities are outstanding and is based upon the rate of 6.00% per annum.
Call Price	The Call Price equals the principal amount per Security plus the applicable Call Return. The table below reflects the Call Return rate of 6.00% per annum.
Observation Date[1]	Call Settlement Dates[1]	Call Return (numbers below reflect the rate of 6.00% per annum)	Call Price (per $10)
November 25, 2014	November 28, 2014	1.50%	$10.15
February 25, 2015	February 27, 2015	3.00%	$10.30
May 27, 2015	May 29, 2015	4.50%	$10.45
August 27, 2015	August 31, 2015	6.00%	$10.60
November 25, 2015	November 30, 2015	7.50%	$10.75
February 25, 2016	February 29, 2016	9.00%	$10.90
May 26, 2015	May 31, 2016	10.50%	$11.05
August 25, 2016 (Final Valuation Date)	August 31, 2016 (Maturity Date)	12.00%	$11.20
Payment at Maturity (per $10 Security)

If the Securities are not automatically called and the Final Basket Level is equal to or greater than the Trigger Level, we will pay you a cash payment at maturity equal to $10 per $10 principal amount Security.

If the Securities are not automatically called and the Final Basket Level is less than the Trigger Level, we will pay you a cash payment at maturity that is less than $10 per $10 principal amount Security, equal to:

$10 × (1 + Basket Return)

Accordingly, you will incur a loss proportionate to the negative Basket Return and will lose some or all of your investment.

Basket Return	(Final Basket Level – Initial Basket Level) Initial Basket Level
Initial Basket Level	Set equal to 100 on the Trade Date
Final Basket Level	The Basket Closing Level on the Final Valuation Date
Basket Closing Level

The Basket Closing Level on any Observation Date will be calculated as follows:

100 × [1 + (EURO STOXX 50® Return × 40%) + (S&P 500® Return × 20%) + (Russell 2000® Return × 20%) + (MSCI Emerging Markets Return × 20%)]

The EURO STOXX 50® Return, the S&P 500® Return, the Russell 2000® Return and the MSCI Emerging Markets Return are the Index Returns of the EURO STOXX 50® Index, the S&P 500® Index, the Russell 2000® Index and the MSCI Emerging Markets Index, respectively.

Index Return	The Index Return on any Observation Date with respect to each Index reflects the performance of that Index, calculated as follows: (Final Index Level – Initial Index Level) Initial Index Level
Initial Index Level	With respect to an Index, the Index Closing Level of that Index on the Trade Date, which was 3,194.45 for the EURO STOXX 50® Index, 2,000.12 for the S&P 500® Index, 1,172.714 for the Russell 2000® Index and 1,093.74 for the MSCI Emerging Markets Index
Final Index Level	With respect to an Index, the Index Closing Level of that Index on the relevant Observation Date
Trigger Level	80, which is equal to 80% of the Initial Basket Level

[1]	See footnote 1 under "Key Dates" on the front cover

Investment Timeline
Trade Date	The Initial Index Level for each Index is determined, the Initial Basket Level is set equal to 100, the Trigger Level is determined and the Call Return rate is finalized.

Observation Dates

The Securities will be called if the Basket Closing Level on any Observation Date is equal to or greater than the Initial Basket Level.

If the Securities are called, JPMorgan Chase will pay the Call Price for the applicable Observation Date. This payment is equal to the principal amount plus an amount based on the Call Return rate.

Maturity Date

The Final Index Level of each Index is determined on the Final Valuation Date, and the Final Basket Level and Basket Return are calculated.

If the Securities have not been automatically called and the Final Basket Level is equal to or greater than the Trigger Level, JPMorgan Chase will repay the principal amount: equal to $10.00 per Security.

If the Securities have not been automatically called and the Final Basket Level is less than the Trigger Level, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss proportionate to the decline of the Basket; equal to a return of:

$10 × (1 + Basket Return) per Security

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF JPMORGAN CHASE. IF JPMORGAN CHASE WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

What Are the Tax Consequences of the Securities?

You should review carefully the section entitled "Material U.S. Federal Income Tax Consequences" in the accompanying product supplement no. UBS-11-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of Securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the Securities as "open transactions" that are not debt instruments for U.S. federal income tax purposes. Assuming this treatment is respected, the gain or loss on your Securities should be treated as short-term capital gain or loss unless you hold your Securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of Securities at the issue price. However, the Internal Revenue Service (the "IRS") or a court may not respect this treatment, in which case the timing and character of any income or loss on the Securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Notwithstanding the discussion under "Material U.S. Federal Income Tax Consequences — Tax Consequences to Non-U.S. Holders — Tax Consequences if Treated as Debt Instruments" in the accompanying product supplement, withholding under legislation commonly referred to as "FATCA" may apply to amounts treated as interest paid with respect to the Securities, if they are recharacterized as debt instruments. You should consult your tax adviser regarding the potential application of FATCA to the Securities.

Non-U.S. Holders should also note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Securities. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Securities. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations.

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Basket or any of the Indices. These risks are explained in more detail in the "Risk Factors" section of the accompanying product supplement no. UBS-11-I and the "Risk Factors" section of the accompanying underlying supplement no. 1-I. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Securities Generally

♦	Your Investment in the Securities May Result in a Loss — The Securities differ from ordinary debt securities in that JPMorgan Chase will not necessarily repay the full principal amount of the Securities. If the Securities are not called and the Basket Closing Level has declined below the Trigger Level on the Final Valuation Date, you will be fully exposed to any decline in the level of the Basket from the Initial Basket Level to the Final Basket Level and JPMorgan Chase will repay less than the full principal amount at maturity, resulting in a loss that is proportionate to the negative Basket Return. Under these circumstances, you will lose 1% of your principal for every 1% that the Final Basket Level is less than the Initial Basket Level and you could lose your entire initial investment. As a result, your investment in the Securities may not perform as well as an investment in a security that does not have the potential for full downside exposure to the Basket at maturity.
♦	Credit Risk of JPMorgan Chase & Co. — The Securities are unsecured and unsubordinated debt obligations of the issuer, JPMorgan Chase & Co., and will rank pari passu with all of our other unsecured and unsubordinated obligations. The Securities are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of JPMorgan Chase & Co. to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of JPMorgan Chase & Co. may affect the market value of the Securities and, in the event JPMorgan Chase & Co. were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
♦	The Contingent Repayment of Principal Applies Only If You Hold the Securities to Maturity — If you are able to sell your Securities in the secondary market prior to maturity, you may have to sell them at a loss relative to your initial investment even if the Basket Closing Level is above the Trigger Level. If by maturity the Securities have not been called, JPMorgan Chase will repay you the full principal amount per Security, unless the Final Basket Level is below the Trigger Level on the Final Valuation Date. Under these circumstances, JPMorgan Chase will repay less than the principal amount, if anything, resulting in a loss that is proportionate to the decline in the level of the Basket from the Trade Date to the Final Valuation Date. This contingent repayment of principal is based on whether the Final Basket Level is below the Trigger Level and applies only if you hold your Securities to maturity.

♦	Limited Return on the Securities — Your potential gain on the Securities will be limited to the applicable Call Return, regardless of the appreciation of the Basket, which may be significant. Because the Call Return increases the longer the Securities have been outstanding and your Securities can be called as early as the first quarterly Observation Date, the term of the Securities could be cut short and the return on the Securities would be less than if the Securities were called at a later date. In addition, because the Basket Closing Level at various times during the term of the Securities could be higher than on the Observation Dates and on the Final Valuation Date, you may receive a lower payment if the Securities are automatically called or at maturity, as the case may be, than you would have if you had hypothetically invested directly in the Indices. Even though you will not participate in any potential appreciation of the Basket, you may be exposed to the Indices' downside market risk if the Securities are not called.
♦	The Probability That the Final Basket Level Will Fall Below the Trigger Level on the Final Valuation Date Will Depend on the Volatility of the Basket — "Volatility" of the Basket refers to the frequency and magnitude of changes in the level of the Basket, which is in turn based on the Volatility of the Indices. Greater expected volatility with respect to the Indices and, therefore, the Basket reflects a higher expectation as of the Trade Date that the level of the Basket could close below its Trigger Level on the Final Valuation Date of the Securities, resulting in the loss of some or all of your investment. In addition, the Call Return rate will be finalized on the Trade Date and provided in the pricing supplement and depends in part on this expected volatility. A higher Call Return rate is generally associated with greater expected volatility. However, the Indices' and, therefore, the Basket's volatility can change significantly over the term of the Securities. The level of the Basket for your Securities could fall sharply, which could result in a significant loss of principal.
♦	Reinvestment Risk — If your Securities are called early, the holding period over which you would receive the Call Return could be as short as three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk in the event the Securities are called prior to the maturity date.
♦	No Periodic Interest Payments — You will not receive any periodic interest payments on the Securities.
♦	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities and making the assumptions used to determine the pricing of the Securities and the estimated value of the Securities when the terms of the Securities are set, which we refer to as JPMS's estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. In addition, our business activities, including hedging and trading activities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the Securities and the value of the Securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the Securities could result in substantial returns for us or our affiliates while the value of the Securities declines. Please refer to "Risk Factors — Risks Relating to the Securities Generally" in the accompanying product supplement no. UBS-11-I for additional information about these risks.
♦	JPMS's Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — JPMS's estimated value is only an estimate using several factors. The original issue price of the Securities exceeds JPMS's estimated value of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates — JPMS's estimated value of the Securities is determined by reference to JPMS's internal pricing models when the terms of the Securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and JPMS's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for Securities that are greater than or less than JPMS's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Securities from you in secondary market transactions. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt — The internal funding rate used in the determination of JPMS's estimated value of the Securities generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the Securities as well as the higher issuance, operational and ongoing liability management costs of the Securities in comparison to those costs for our conventional fixed-rate debt. If JPMS were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the Securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the Securities and any secondary market prices of the Securities. See "JPMS's Estimated Value of the Securities" in this pricing supplement.
♦	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our secondary market credit spreads for structured debt issuances. See "Secondary Market Prices of the Securities" in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your Securities during this initial period may be lower than the value of the Securities as published by JPMS (and which may be shown on your customer account statements).

♦	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the Securities will likely be lower than the original issue price of the Securities because, among other things, secondary market prices take into account our secondary market credit spreads for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the Securities. As a result, the price, if any, at which JPMS will be willing to buy Securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Securities.
The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity. See "— Lack of Liquidity" below.
♦	Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors — The secondary market price of the Securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the levels of the Indices, including:
♦	any actual or potential change in our creditworthiness or credit spreads;
♦	customary bid-ask spreads for similarly sized trades;
♦	secondary market credit spreads for structured debt issuances;
♦	the actual and expected volatility in the levels of the Indices;
♦	the time to maturity of the Securities;
♦	the dividend rates on the equity securities underlying the Indices;
♦	the actual and expected positive or negative correlation between the Indices, or the actual or expected absence of any such correlation;
♦	interest and yield rates in the market generally;
♦	the exchange rates and the volatility of the exchange rates between the U.S. dollar and each of the currencies in which the equity securities included in the EURO STOXX 50® Index and the MSCI Emerging Markets Index trade and the correlation among those rates and the levels of the EURO STOXX 50® Index and the MSCI Emerging Markets Index; and
♦	a variety of other economic, financial, political, regulatory and judicial events.
Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Securities, if any, at which JPMS may be willing to purchase your Securities in the secondary market.
♦	Correlation (or Lack of Correlation) of the Indices — Because the EURO STOXX 50® Index makes up 40% of the Basket, while each of the other Indices makes up 20%, we expect that generally the market value of your Securities, the likelihood of an automatic call and your payment at maturity will depend to a greater extent on the performance of the EURO STOXX 50® Index than the performance of the other Indices. Changes in the value of the Indices may not correlate with each other. At a time when the level of one of the Indices increases, the level of any other Index may not increase as much or may even decline. Therefore, in calculating the Basket Closing Level, an increase in the level of one of the Indices may be moderated, or more than offset, by a lesser increase or decline in the level of any other Index. In addition, high correlation of movements in the levels of the indices during periods of negative returns among the Indices could have an adverse effect on any payment on the Securities. There can be no assurance that the Final Basket Level will be higher than the Trigger Level.
♦	Investing in the Securities Is Not Equivalent to Investing in the Equity Securities Included in the Indices — Investing in the Securities is not equivalent to investing in the equity securities included in the Indices. As an investor in the Securities, you will not have any ownership interest or rights in the equity securities included in the Indices, such as voting rights, dividend payments or other distributions.
♦	We Cannot Control Actions by the Sponsors of the Indices and Those Sponsors Have No Obligation to Consider Your Interests — We and our affiliates are not affiliated with the sponsors of the Indices and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Indices. The index sponsors of the Indices are not involved in this Security offering in any way and have no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.
♦	Your Return on the Securities Will Not Reflect Dividends on the Equity Securities Included in the Indices — Your return on the Securities will not reflect the return you would realize if you actually owned the equity securities included in the Indices and received the dividends on those equity securities. This is because the calculation agent will calculate the amounts payable to you on the Securities by reference to the Basket Closing Level on the Observation Dates without taking into consideration the value of dividends on the equity securities included in the Indices.
♦	No Assurances of a Flat or Bullish Environment — While the Securities are structured to provide potentially enhanced returns in a flat or bullish environment, we cannot assure you of the economic environment during the term or at maturity of your Securities and you may lose some or all of your investment at maturity if the Securities are not previously called.

♦	Lack of Liquidity — The Securities will not be listed on any securities exchange. JPMS intends to offer to purchase the Securities in the secondary market, but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which JPMS is willing to buy the Securities.
♦	Potentially Inconsistent Research, Opinions or Recommendations by JPMS, UBS or Their Affiliates — JPMS, UBS or their affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities, and that may be revised at any time. Any such research, opinions or recommendations may or may not recommend that investors buy or hold the Indices and could affect the levels of the Indices, and therefore the market value of the Securities.
♦	Tax Treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax adviser about your tax situation.
♦	Potential JPMorgan Chase & Co. Impact on the Levels of the Indices — Trading or transactions by JPMorgan Chase & Co. or its affiliates in the Indices and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Indices may adversely affect the levels of the Indices and, therefore, the market value of the Securities.
♦	Market Disruptions May Adversely Affect Your Return — The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Index Closing Level of an Index on an Observation Date, determining if the Securities are to be automatically called, calculating the Basket Return if the Securities are not automatically called and calculating the amount that we are required to pay you, if any, upon an automatic call or at maturity. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the Securities, it is possible that one or more of the Observation Dates and the applicable payment date will be postponed and your return will be adversely affected. See "General Terms of Securities — Market Disruption Events" in the accompanying product supplement no. UBS-11-I.

Risks Relating to the EURO STOXX 50® Index and the MSCI Emerging Markets Index

♦	Non-U.S. Securities Risk — The equity securities included in the EURO STOXX 50® Index and the MSCI Emerging Markets Index have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of these non-U.S. equity securities, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
♦	Emerging Markets Risk — The equity securities included in the MSCI Emerging Markets Index have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
♦	No Direct Exposure to Fluctuations in Foreign Exchange Rates Related to the EURO STOXX 50® Index — The value of your Securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the European Union euro, although any currency fluctuations could affect the performance of the EURO STOXX 50® Index. Therefore, if the European Union euro appreciates or depreciates relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in any payment on the Securities.
♦	The Securities Are Subject to Currency Exchange Risk — Because the prices of the equity securities included in the MSCI Emerging Markets Index are converted into U.S. dollars for purposes of calculating the level of the MSCI Emerging Markets Index, holders of the Securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities included in the MSCI Emerging Markets Index trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities included in the MSCI Emerging Markets Index denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the level of the MSCI Emerging Markets Index will be adversely affected and any payment on the Securities may be reduced. Of particular importance to potential currency exchange risk are:
♦	existing and expected rates of inflation;
♦	existing and expected interest rate levels;
♦	the balance of payments in the countries issuing those currencies and the United States and between each country and its major trading partners;
♦	political, civil or military unrest in the countries issuing those currencies and the United States; and
♦	the extent of government surpluses or deficits in the countries issuing those currencies and the United States.
All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries issuing those currencies and the United States and other countries important to international trade and finance.

Risks Relating to Securities Linked to the S&P 500® Index

♦	We Are Currently One of the Companies that Make Up the S&P 500® Index — We are currently one of the companies that make up the S&P 500® Index. To our knowledge, we are not currently affiliated with any other issuers the equity securities of which are included in the S&P 500® Index. We will not have any obligation to consider your interests as a holder of the Securities in taking any corporate action that might affect the value of the S&P 500® Index and the Securities.

Risks Relating to the Russell 2000® Index

♦	An Investment in the Securities is Subject to Risks Associated with Small Capitalization Stocks — The equity securities included in the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

Hypothetical Examples of Payments on the Securities

The examples below illustrate the hypothetical payment upon a call or at maturity under different hypothetical scenarios for a $10.00 Security on an offering of the Securities with the following terms (amounts have been rounded for ease of reference):

Principal Amount:	$10.00
Term:	Approximately 2 years (unless earlier called)
Initial Basket Level:	100.00
Call Return Rate:	6.00% per annum (or 1.50% per quarter)
Observation Dates:	Quarterly
Trigger Level:	80.00 (which is 80.00% of the hypothetical Initial Basket Level)

Example 1 — Securities Are Called on the First Observation Date

Basket Closing Level at first Observation Date:	115.00 (at or above Initial Basket Level, Securities are called)
Call Price (per Security):	$10.15

Because the Securities are called on the first Observation Date, we will pay you on the applicable Call Settlement Date a total Call Price of $10.15 per $10.00 principal amount (1.50% return on the Securities).

Example 2 — Securities Are Called on the Final Valuation Date

Basket Closing Level at first Observation Date:	95.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at second Observation Date:	90.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at third to seventh Observation Dates:	Various (all below Initial Basket Level, Securities NOT called)
Basket Closing Level at Final Valuation Date:	105.00 (at or above Initial Basket Level, Securities are called)

Call Price (per Security):	$11.20

Because the Securities are called on the Final Valuation Date, we will pay you on the applicable Call Settlement Date (which coincides with the Maturity Date in this example) a total Call Price of $11.20 per $10.00 principal amount (12.00% return on the Securities). This reflects the maximum payment on the Securities.

Example 3 — Securities Are NOT Called and the Final Index Level Is At or Above the Trigger Level

Basket Closing Level at first Observation Date:	95.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at second Observation Date:	90.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at third to seventh Observation Dates:	Various (all below Initial Basket Level, Securities NOT called)
Basket Closing Level at Final Valuation Date:	80.00 (below Initial Basket Level, but at or above Trigger Level, Securities NOT called)

Settlement Amount (per Security):	$10.00

Because the Securities are not called and the Final Basket Level is above or equal to the Trigger Level, at maturity we will pay you a total of $10.00 per $10.00 principal amount (a zero percent return on the Securities).

Example 4 — Securities Are NOT Called and the Final Index Level Is Below the Trigger Level

Basket Closing Level at first Observation Date:	95.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at second Observation Date:	90.00 (below Initial Basket Level, Securities NOT called)
Basket Closing Level at third to seventh Observation Dates:	Various (all below Initial Basket Level, Securities NOT called)
Basket Closing Level at Final Valuation Date:	40.00 (below Initial Index Level and Trigger Level, Securities NOT called)

Settlement Amount (per Security):	$10.00 × (1 + Index Return) $10.00 × (1 + -60%) $4.00

Because the Securities are not called and the Final Index Level is below the Trigger Level, at maturity we will pay you a total of $4.00 per $10.00 principal amount (a 60% loss on the Securities).

The hypothetical returns and hypothetical payments on the Securities shown above apply only if you hold the Securities for their entire term or until automatically called. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Hypothetical Examples of Basket Closing Level Calculations

The examples below illustrate the hypothetical Basket Return on an Observation Date under different hypothetical scenarios with the following assumptions (amounts have been rounded for ease of reference):

Index	Initial Index Level
EURO STOXX 50® Index	3,150.00 *
S&P 500® Index	2,000.00 *
Russell 2000® Index	1,150.00 *
MSCI Emerging Markets Index	1,100.00 *
*	The actual Initial Index Levels for each Index were finalized on the Trade Date and are specified on the cover of this pricing supplement.

Example 1 — On an Observation Date, the EURO STOXX 50® Index closes at 10% above its Initial Index Level, the S&P 500® Index closes at 10% above its Initial Index Level, the Russell 2000® Index closes at 20% above its Initial Index Level and the MSCI Emerging Markets Index closes at 20% above its Initial Index Level.

Index	Component Weight	Initial Index Level	Final Index Level	Index Return
EURO STOXX 50 Index	40.00%	3,150.00	3,465.00	10%
S&P 500® Index	20.00%	2,000.00	2,200.00	10%
Russell 2000® Index	20.00%	1,150.00	1,380.00	20%
MSCI Emerging Markets Index	20.00%	1,100.00	1,320.00	20%

Basket Closing Level:	100 × [1 + (10% × 40%) + (10%× 20%) + (20% × 20%) + (20% × 20%)] = 114

A Basket Closing Level of 114 represents a 14% increase in the Level of the Basket from the Initial Basket Level.

Example 2 — On an Observation Date, the EURO STOXX 50® Index closes at 20% below its Initial Index Level, the S&P 500® Index closes at 10% below its Initial Index Level, the Russell 2000® Index closes at 10% below its Initial Index Level and the MSCI Emerging Markets Index closes at 10% below its Initial Index Level of.

Index	Component Weight	Initial Index Level	Final Index Level	Index Return
EURO STOXX 50 Index	40.00%	3,150.00	2,520.00	-20%
S&P 500® Index	20.00%	2,000.00	1,800.00	-10%
Russell 2000® Index	20.00%	1,150.00	1,035.00	-10%
MSCI Emerging Markets Index	20.00%	1,100.00	990.00	-10%

Basket Closing Level:	100 × [1 + (-20% × 40%) + (-10%× 20%) + (-10% × 20%) + (-10% × 20%)] = 86

A Basket Closing Level of 86 represents a 14% decline in the Level of the Basket from the Initial Basket Level.

Example 3 — On an Observation Date, the EURO STOXX 50® Index closes at 50% below its Initial Index Level, the S&P 500® Index closes at 10% above its Initial Index Level, the Russell 2000® Index closes at 10% above its Initial Index Level and the MSCI Emerging Markets Index closes at 20% above its Initial Index Level.

Index	Component Weight	Initial Index Level	Final Index Level	Index Return
EURO STOXX 50 Index	40.00%	3,150.00	1,575.00	-50%
S&P 500® Index	20.00%	2,000.00	2,200.00	10%
Russell 2000® Index	20.00%	1,150.00	1,265.00	10%
MSCI Emerging Markets Index	20.00%	1,100.00	1,320.00	20%

Basket Closing Level:	100 × [1 + (-50% × 40%) + (10%× 20%) + (10% × 20%) + (20% × 20%)] = 88

A Basket Closing Level of 88 represents a 12% decline in the Level of the Basket from the Initial Basket Level.

Example 4 — On an Observation Date, the EURO STOXX 50® Index closes at 40% above its Initial Index Level, the S&P 500® Index closes at 10% below its Initial Index Level, the Russell 2000® Index closes at 10% below its Initial Index Level and the MSCI Emerging Markets Index closes at 20% below its Initial Index Level.

Index	Component Weight	Initial Index Level	Final Index Level	Index Return
EURO STOXX 50 Index	40.00%	3,150.00	4,410.00	40%
S&P 500® Index	20.00%	2,000.00	1,800.00	-10%
Russell 2000® Index	20.00%	1,150.00	1,035.00	-10%
MSCI Emerging Markets Index	20.00%	1,100.00	880.00	-20%

Basket Closing Level:	100 × [1 + (40% × 40%) + (-10%× 20%) + (-10% × 20%) + (-20% × 20%)] = 108

A Basket Closing Level of 108 represents an 8% increase in the Level of the Basket from the Initial Basket Level.

The Basket

The following graph shows the daily hypothetical performance of the Basket from January 2, 2004 through August 27, 2014, assuming that the Basket Closing Level on January 2, 2004 was 100 and that the Indices on those dates were weighted as specified in the "Final Terms" on page 4 of this pricing supplement. The hypothetical historical daily Basket performance data in this graph was determined using the Index Closing Levels of each Index reported by the Bloomberg Professional® service ("Bloomberg") for those dates, without independent verification. The hypothetical historical performance of the Basket displayed below is a reflection of the aggregated historical performance of the Indices as described above.

Past performance of the Basket is not indicative of the future performance of the Basket.

The Indices

Included on the following pages is a brief description of the Indices. This information has been obtained from publicly available sources, without independent verification. Set forth below is a table that provides the quarterly high and low Index Closing Levels of each Index. This information given below is for the four calendar quarters in each of 2009, 2010, 2011, 2012 and 2013 and the first and second calendar quarters of 2014. Partial data is provided for the third calendar quarter of 2014. We obtained the Index Closing Levels information set forth below from Bloomberg, without independent verification. You should not take the historical levels of any Index as an indication of future performance.

The EURO STOXX 50® Index

The EURO STOXX 50® Index consists of 50 component stocks of market sector leaders from within the Eurozone. The EURO STOXX 50® Index and STOXX® are the intellectual property (including registered trademarks) of STOXX Limited, Zurich, Switzerland and/or its licensors (the "Licensors"), which are used under license. The notes based on the EURO STOXX 50® Index are in no way sponsored, endorsed, sold or promoted by STOXX Limited and its Licensors and neither Stoxx Limited nor any of its Licensors shall have any liability with respect thereto. For additional information about the EURO STOXX 50® Index, see the information set forth under "Equity Index Descriptions — The EURO STOXX 50® Index" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding the EURO STOXX 50® Index

The following table sets forth the quarterly high and low Index Closing Levels of the EURO STOXX 50® Index, based on daily Index Closing Levels as reported by Bloomberg, without independent verification. The Index Closing Level of the EURO STOXX 50® Index on August 27, 2014 was 3,194.45. We obtained the Index Closing Levels and other information below from Bloomberg, without independent verification. You should not take the historical levels of the Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		2,578.43	1,809.98	2,071.13
4/1/2009	6/30/2009		2,537.35	2,097.57	2,401.69
7/1/2009	9/30/2009		2,899.12	2,281.47	2,872.63
10/1/2009	12/31/2009		2,992.08	2,712.30	2,964.96
1/1/2010	3/31/2010		3,017.85	2,631.64	2,931.16
4/1/2010	6/30/2010		3,012.65	2,488.50	2,573.32
7/1/2010	9/30/2010		2,827.27	2,507.83	2,747.90
10/1/2010	12/31/2010		2,890.64	2,650.99	2,792.82
1/1/2011	3/31/2011		3,068.00	2,721.24	2,910.91
4/1/2011	6/30/2011		3,011.25	2,715.88	2,848.53
7/1/2011	9/30/2011		2,875.67	1,995.01	2,179.66
10/1/2011	12/31/2011		2,476.92	2,090.25	2,316.55
1/1/2012	3/31/2012		2,608.42	2,286.45	2,477.28
4/1/2012	6/30/2012		2,501.18	2,068.66	2,264.72
7/1/2012	9/30/2012		2,594.56	2,151.54	2,454.26
10/1/2012	12/31/2012		2,659.95	2,427.32	2,635.93
1/1/2013	3/31/2013		2,749.27	2,570.52	2,624.02
4/1/2013	6/30/2013		2,835.87	2,511.83	2,602.59
7/1/2013	9/30/2013		2,936.20	2,570.76	2,893.15
10/1/2013	12/31/2013		3,111.37	2,902.12	3,109.00
1/1/2014	3/31/2014		3,172.43	2,962.49	3,161.60
4/1/2014	6/30/2014		3,314.80	3,091.52	3,228.24
7/1/2014	8/27/2014	*	3,289.75	3,006.83	3,194.45

*As of the date of this pricing supplement, available information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 27, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the daily performance of the EURO STOXX 50® Index from January 2, 2004 through August 27, 2014, based on information from Bloomberg, without independent verification.

Past performance of the Index is not indicative of the future performance of the EURO STOXX 50® Index.

The S&P 500® Index

The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For additional information about the S&P 500® Index, see the information set forth under "Equity Index Descriptions — The S&P 500® Index" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding the S&P 500® Index

The following table sets forth the quarterly high and low Index Closing Levels of the S&P 500® Index, based on daily Index Closing Levels as reported by Bloomberg, without independent verification. The Index Closing Level of the S&P 500® Index on August 27, 2014 was 2,000.12. We obtained the Index Closing Levels and other information below from Bloomberg, without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		934.70	676.53	797.87
4/1/2009	6/30/2009		946.21	811.08	919.32
7/1/2009	9/30/2009		1,071.66	879.13	1,057.08
10/1/2009	12/31/2009		1,127.78	1,025.21	1,115.10
1/1/2010	3/31/2010		1,174.17	1,056.74	1,169.43
4/1/2010	6/30/2010		1,217.28	1,030.71	1,030.71
7/1/2010	9/30/2010		1,148.67	1,022.58	1,141.20
10/1/2010	12/31/2010		1,259.78	1,137.03	1,257.64
1/1/2011	3/31/2011		1,343.01	1,256.88	1,325.83
4/1/2011	6/30/2011		1,363.61	1,265.42	1,320.64
7/1/2011	9/30/2011		1,353.22	1,119.46	1,131.42
10/1/2011	12/31/2011		1,285.09	1,099.23	1,257.60
1/1/2012	3/31/2012		1,416.51	1,277.06	1,408.47
4/1/2012	6/30/2012		1,419.04	1,278.04	1,362.16
7/1/2012	9/30/2012		1,465.77	1,334.76	1,440.67
10/1/2012	12/31/2012		1,461.40	1,353.33	1,426.19
1/1/2013	3/31/2013		1,569.19	1,457.15	1,569.19
4/1/2013	6/30/2013		1,669.16	1,541.61	1,606.28
7/1/2013	9/30/2013		1,725.52	1,614.08	1,681.55
10/1/2013	12/31/2013		1,848.36	1,655.45	1,848.36
1/1/2014	3/31/2014		1,878.04	1,741.89	1,872.34
4/1/2014	6/30/2014		1,962.87	1,815.69	1,960.23
7/1/2014	8/27/2014	*	2,000.12	1909.57	2,000.12

*As of the date of this pricing supplement, available information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 27, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the daily performance of the S&P 500® Index from January 2, 2004 through August 27, 2014, based on information from Bloomberg, without independent verification.

Past performance of the Index is not indicative of the future performance of the Index.

The Russell 2000® Index

The Russell 2000® Index consists of the middle 2,000 companies included in the Russell 3000E™ Index and, as a result of the index calculation methodology, consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under "Equity Index Descriptions — The Russell Indices" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding the Russell 2000® Index

The following table sets forth the quarterly high and low Index Closing Levels of the Russell 2000® Index, based on daily Index Closing Levels as reported by Bloomberg, without independent verification. Although Russell publishes the official closing levels of the Index to six decimal places, Bloomberg publishes the closing levels of the Index to only three decimal places. The Index Closing Level of the Russell 2000® Index on August 27, 2014 was 1,172.714. We obtained the Index Closing Levels and other information below from Bloomberg, without independent verification. You should not take the historical levels of the Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		514.71	343.26	422.75
4/1/2009	6/30/2009		531.68	429.16	508.28
7/1/2009	9/30/2009		620.70	479.27	604.28
10/1/2009	12/31/2009		634.07	562.40	625.39
1/1/2010	3/31/2010		690.303	586.491	678.643
4/1/2010	6/30/2010		741.922	609.486	609.486
7/1/2010	9/30/2010		677.642	590.034	676.139
10/1/2010	12/31/2010		792.347	669.450	783.647
1/1/2011	3/31/2011		843.549	773.184	843.549
4/1/2011	6/30/2011		865.291	777.197	827.429
7/1/2011	9/30/2011		858.113	643.421	644.156
10/1/2011	12/31/2011		765.432	609.490	740.916
1/1/2012	3/31/2012		846.129	747.275	830.301
4/1/2012	6/30/2012		840.626	737.241	798.487
7/1/2012	9/30/2012		864.697	767.751	837.450
10/1/2012	12/31/2012		852.495	769.483	849.350
1/1/2013	3/31/2013		953.068	872.605	951.542
4/1/2013	6/30/2013		999.985	901.513	977.475
7/1/2013	9/30/2013		1,078.409	989.535	1,073.786
10/1/2013	12/31/2013		1,163.637	1,043.459	1,163.637
1/1/2014	3/31/2014		1,208.651	1,093.594	1,173.038
4/1/2014	6/30/2014		1,192.964	1,095.986	1,192.964
7/1/2014	8/27/2014	*	1,208.150	1,114.857	1,172.714

*As of the date of this pricing supplement, available information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 27, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014..

The graph below illustrates the daily performance of the Russell 2000® Index from January 2, 2004 through August 27, 2014, based on information from Bloomberg, without independent verification.

Past performance of the Index is not indicative of the future performance of the Russell 2000® Index.

The MSCI Emerging Markets Index

The MSCI Emerging Markets Index is a free-float adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. As of the date of this term sheet, the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. For additional information about the Index, see the information set forth under "Equity Index Descriptions — The MSCI Emerging Markets Index" in the accompanying underlying supplement no. 1-I.

Historical Information Regarding The MSCI Emerging Markets Index

The following table sets forth the quarterly high and low Index Closing Levels of the MSCI Emerging Markets Index, based on daily Index Closing Levels as reported by Bloomberg, without independent verification. The Index Closing Level on August 27, 2014 was 1,093.74. We obtained the Index Closing Levels of the MSCI Emerging Markets Index and other information below from Bloomberg, without independent verification. You should not take the historical levels of the Index as an indication of future performance.

Quarter Begin	Quarter End		Quarterly Closing High	Quarterly Closing Low	Close
1/1/2009	3/31/2009		607.40	475.08	569.97
4/1/2009	6/30/2009		802.21	580.76	761.30
7/1/2009	9/30/2009		922.31	723.05	914.05
10/1/2009	12/31/2009		989.47	901.39	989.47
1/1/2010	3/31/2010		1,028.07	894.07	1,010.33
4/1/2010	6/30/2010		1,047.51	855.52	917.99
7/1/2010	9/30/2010		1,075.53	909.30	1,075.53
10/1/2010	12/31/2010		1,155.94	1,075.85	1,151.38
1/1/2011	3/31/2011		1,170.87	1,087.10	1,170.87
4/1/2011	6/30/2011		1,206.49	1,098.33	1,146.22
7/1/2011	9/30/2011		1,169.49	851.51	880.43
10/1/2011	12/31/2011		1,010.12	831.22	916.39
1/1/2012	3/31/2012		1,079.94	917.08	1,041.45
4/1/2012	6/30/2012		1,055.63	882.46	937.35
7/1/2012	9/30/2012		1,014.07	905.65	1,002.66
10/1/2012	12/31/2012		1,055.20	969.82	1,055.20
1/1/2013	3/31/2013		1,082.68	1,015.47	1,034.90
4/1/2013	6/30/2013		1,061.09	883.34	940.33
7/1/2013	9/30/2013		1,022.54	905.96	987.46
10/1/2013	12/31/2013		1,044.66	979.88	1,002.69
1/1/2014	3/31/2014		1,002.66	916.56	994.65
4/1/2014	6/30/2014		1057.59	993.12	1,050.78
7/1/2014	8/27/2014	*	1,093.74	1,045.51	1,093.74

*As of the date of this pricing supplement, available information for the third calendar quarter of 2014 includes data for the period from July 1, 2014 through August 27, 2014. Accordingly, the "Quarterly Closing High," "Quarterly Closing Low" and "Close" data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2014.

The graph below illustrates the daily performance of the MSCI Emerging Markets Index from January 2, 2004 through August 27, 2014, based on information from Bloomberg, without independent verification.

Past performance of the Index is not indicative of the future performance of the MSCI Emerging Markets Index.

Supplemental Underwriting Information

We have agreed to indemnify UBS and JPMS against liabilities under the Securities Act of 1933, as amended, or to contribute to payments that UBS may be required to make relating to these liabilities as described in the prospectus supplement and the prospectus. We have agreed that UBS may sell all or a part of the Securities that it purchases from us to the public or its affiliates at the price to public indicated on the cover hereof

Subject to regulatory constraints, JPMS intends to offer to purchase the Securities in the secondary market, but it is not required to do so.

We or our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities, and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See "Supplemental Use of Proceeds" in this pricing supplement and "Use of Proceeds and Hedging" beginning on page PS-17 of the accompanying product supplement no. UBS-11-I.

JPMS's Estimated Value of the Securities

JPMS's estimated value of the Securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the Securities. JPMS's estimated value does not represent a minimum price at which JPMS would be willing to buy your Securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of JPMS's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. For additional information, see "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Is Not Determined by Reference to Credit Spreads for Our Conventional Fixed-Rate Debt." The value of the derivative or derivatives underlying the economic terms of the Securities is derived from JPMS's internal pricing models. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, JPMS's estimated value of the Securities is determined when the terms of the Securities are set based on market conditions and other relevant factors and assumptions existing at that time. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value Does Not Represent Future Values of the Securities and May Differ from Others' Estimates."

JPMS's estimated value of the Securities is lower than the original issue price of the Securities because costs associated with selling, structuring and hedging the Securities are included in the original issue price of the Securities. These costs include the selling commissions paid to UBS, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities and the estimated cost of hedging our obligations under the Securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the Securities. See "Key Risks — Risks Relating to the Securities Generally — JPMS's Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities" in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the Securities, see "Key Risks — Risks Relating to the Securities Generally — Secondary Market Prices of the Securities Will Be Impacted by Many Economic and Market Factors" in this pricing supplement. In addition, we generally expect that some of the costs included in the original issue price of the Securities will be partially paid back to you in connection with any repurchases of your Securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately five months. The length of any such initial period reflects secondary market volumes for the Securities, the structure of the Securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Securities and when these costs are incurred, as determined by JPMS. See "Key Risks — Risks Relating to the Securities Generally — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than JPMS's Then-Current Estimated Value of the Securities for a Limited Time Period."

Supplemental Use of Proceeds

The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the Securities.

The Securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Securities. See "Hypothetical Examples of Payments on the Securities" and "Hypothetical Examples of Basket Closing Level Calculations" in this pricing supplement for an illustration of the risk-return profile of the Securities and "The Indices" and "The Basket" in this pricing supplement for a description of the market exposure provided by the Securities.

The original issue price of the Securities is equal to JPMS's estimated value of the Securities plus the selling commissions paid to UBS, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Securities, plus the estimated cost of hedging our obligations under the Securities.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as our special products counsel, when the Securities offered by this pricing supplement have been executed and issued by us and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be our valid and binding obligations, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. In addition, this opinion is subject to customary assumptions about the trustee's authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated March 29, 2012, which was filed as an exhibit to a Current Report on Form 8-K by us on March 29, 2012.